NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                         COMMUNITY CARE OF AMERICA, INC.
                        PURSUANT TO THE OFFER TO PURCHASE
                              DATED AUGUST 7, 1997

     THIS NOTICE OF GUARANTEED DELIVERY OR A FORM SUBSTANTIALLY EQUIVALENT HERETO MUST BE USED TO ACCEPT THE OFFER, IF TIME WILL NOT PERMIT THE LETTER OF TRANSMITTAL, CERTIFICATES REPRESENTING THE SHARES OR ANY OTHER REQUIRED
DOCUMENTS TO REACH THE DEPOSITARY, OR THE PROCEDURES FOR BOOK-ENTRY TRANSFER CANNOT BE COMPLETED, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). THIS FORM MAY BE DELIVERED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) BY HAND DELIVERY, TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY AS SET FORTH BELOW. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE DATED AUGUST 7, 1997 (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "OFFER TO PURCHASE"). SEE "THE OFFER -- PROCEDURE FOR ACCEPTING THE OFFER AND TENDERING SHARES" IN THE OFFER TO PURCHASE.

                       The Depositary for the Offer is:
                                CITIBANK, N.A.


              By Mail:                        By Overnight Courier:                    By Hand:
           Citibank, N.A.                         Citibank, N.A.                    Citibank, N.A.
c/o Citicorp Data Distribution, Inc.   c/o Citicorp Data Distribution, Inc.     Corporate Trust Window
           P.O. Box 7072                         404 Sette Drive              111 Wall Street, 5th Floor
     Paramus, New Jersey 07653              Paramus, New Jersey 07653          New York, New York 10043
                                                  By Facsimile:
                                         (For Eligible Institutions Only)
                                                  (201) 262-3240
                                           Facsimile Confirmation Only:
                                                  (800) 422-2077

     DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to IHS Acquisition XXVI, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Integrated Health Services, Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (collectively, the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the heading "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares."

     The undersigned understands that tenders of Shares may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to 12:00 midnight, New York City time, on the Expiration Date. If the Purchaser makes a material change in the terms of the Offer or the information concerning the Offer, the Purchaser will disseminate additional Offer materials and extend such Offer, to the extent required by law.

     The undersigned understands that payment by the Depositary for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of such Shares (or book-entry confirmation of the transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility) and a Letter of Transmittal (or facsimile thereof) with respect to such Shares properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

     Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Offer to Purchase.

                           PLEASE SIGN AND COMPLETE


Signature(s) of Record Holders or       Address(es):____________________________
Authorized Signatory:
                                        ________________________________________
______________________________________
                                        ________________________________________
______________________________________  Area Code and Telephone No.:

______________________________________  ________________________________________

Name(s) of Record Holder(s):

______________________________________

______________________________________

______________________________________

Number of Shares to be Tendered:

______________________________________

Certificate No(s). of Shares (if
available)

______________________________________
                                        If  Shares  will  be   delivered  by  a
______________________________________  book-entry   transfer,    check   trust
                                        company:

                                        [-]  The Depository Trust Company

                                        [-]  Philadelphia    Depository   Trust
                                             Company

                                        Transaction Code No.:________________
Dated: ______, 1997                     Depository Account No.:________________


This Notice of Guaranteed Delivery must be signed by the record holder(s) of Shares exactly as their name(s) appear(s) on the Shares or by person(s) authorized to become record holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):       _________________________________________________________________

               _________________________________________________________________

Capacity:      _________________________________________________________________

               _________________________________________________________________

DO NOT SEND SHARES WITH THIS FORM. SHARES SHOULD BE SENT TO THE DEPOSITARY, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL.

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, hereby guarantees that, within three NASDAQ trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Shares tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase under the caption "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares") and all other required documents will be deposited by the undersigned with the Depositary at its address set forth above.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or Agent's Message and Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:___________________________  ______________________________________
                                                  Authorized Signature
 Address:_______________________________
                                          Name:_________________________________
 _______________________________________
                                          Title:________________________________
 _______________________________________
Area Code and
Telephone No.: _________________________  Date:_________________________________

DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.